As filed with the Securities and Exchange Commission on May 1, 2015

Registration No. 333-198937

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEOK, Inc.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	73-1520922
(State or other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Stephen W. Lake

Senior Vice President, General Counsel and Assistant Secretary

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Eric Grimshaw Vice President, Associate General Counsel and Secretary ONEOK, Inc. 100 West Fifth Street Tulsa, Oklahoma 74103 (918) 588-7000	Jordan B. Edwards GableGotwals 100 West Fifth Street, Suite 1100 Tulsa, Oklahoma 74103 (918) 595-4800	G. Michael O’Leary Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price / Amount Of Registration Fee (1)
Debt Securities of ONEOK, Inc.
Common Stock, par value $0.01 per share, of ONEOK, Inc.
Stock Purchase Contracts and Stock Purchase Contract Units of ONEOK, Inc.
Preferred Stock, par value $0.01 per share, of ONEOK, Inc.
Depositary Shares (2)
Warrants

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act the registrant is deferring payment of all of the registration fee.
(2)	Each depositary share will be issued under a deposit agreement, will represent a fractional share of preferred stock and will be evidenced by a depositary receipt.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-198937) (the “Registration Statement”) of ONEOK, Inc. is being filed in order to reflect its return to Form S-3 eligibility and to ensure the incorporation by reference into the Registration Statement of its most recent periodic reports under the Securities Exchange Act of 1934.

Debt Securities, Common Stock, Stock Purchase Contracts,

Stock Purchase Contract Units, Preferred Stock, Depositary Shares, and Warrants

We may offer and sell, from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) stock purchase contracts, (4) stock purchase contract units that consist of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, (6) depositary shares, or (7) warrants.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OKE.”

Investing in these securities involves certain risks. Please read “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 1, 2015.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“ONEOK,” “we,” “our,” “us,” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses;

•	“ONEOK Partners” means ONEOK Partners, L.P.;

•	“common stock” mean our common stock, par value $0.01 per share;

•	“preferred stock” means our preferred stock, par value $0.01 per share; and

•	“securities” mean the debt securities, common stock, stock purchase contracts, stock purchase contract units, preferred stock, depositary shares and warrants described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.oneok.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.

The documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K (File No. 1-13643) for the year ended December 31, 2014, filed on February 25, 2015;

•	Current Reports on Form 8-K (File No. 1-13643) filed on January 16, 2015, February 20, 2015, March 10, 2015 and April 17, 2015; and

•	the description of our common stock contained in our Form 8-A registration statement filed with the SEC on November 21, 1997, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Corporate Secretary

Telephone: (918) 588-7000

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained and incorporated in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our anticipated financial performance, management plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus or the accompanying prospectus supplement identified by words such as “anticipate,” “estimate,” “plan,” “expect,” “forecast,” “intend,” “believe,” “should,” “project,” “goal,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;

•	competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•	the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and natural gas liquids (“NGLs”) from producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about climate change;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•	our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•	the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving a local, state or federal regulatory body, including the Federal Energy Regulatory Commission (“FERC”), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration, the EPA and the Commodities Futures Trading Commission;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

•	future demand for and prices of natural gas, NGLs and crude oil;

•	competitive conditions in the overall energy market;

•	availability of supplies of Canadian and United States natural gas and crude oil; and

•	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•	our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	adverse labor relations;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state- and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or changes in circumstances, expectations or otherwise.

ABOUT ONEOK

We are a corporation incorporated under the laws of the state of Oklahoma, and our common stock is listed on the New York Stock Exchange under the trading symbol “OKE.” We are the sole general partner and, as of December 31, 2014 owned 37.8 percent of ONEOK Partners (NYSE: OKS), one of the largest publicly traded master limited partnerships. Our goal is to provide management and resources to ONEOK Partners, enabling it to execute its growth strategies and allowing us to grow our dividend. ONEOK Partners applies its core capabilities of gathering, processing, fractionating, transporting, storing and marketing natural gas and NGLs through the rebundling of services across the energy value chains, primarily through vertical integration, to provide its customers with premium services at lower costs. ONEOK Partners is a leader in the gathering, processing, storage and transportation of natural gas in the United States. In addition, ONEOK Partners owns one of the nation’s premier natural gas liquids systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers. In 2014, we completed the wind down of our energy services business and also completed the separation of our natural gas distribution business that included Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service into a standalone publicly traded company, ONE Gas, Inc. (NYSE: OGS).

RISK FACTORS

Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated herein by reference and any prospectus supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified above under “Cautionary Statement Regarding Forward-Looking Statements.”

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, ONEOK will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in each of the periods shown is as follows:

For the years ended December 31,

2014	2013	2012	2011	2010
3.18x	2.80x	3.39x	3.46x	2.36x

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pre-tax income from continuing operations before adjustment for income or loss from equity investees plus fixed charges and distributed income of equity investees, less interest capitalized. “Fixed charges” consist of the following from continuing operations and discontinued operations: interest charges, the amortization of debt discounts and issue costs and the representative interest portion of operating leases.

DESCRIPTION OF DEBT SECURITIES

The following description states the general terms and provisions of our debt securities. The debt securities offered by this prospectus will be issued under one of two separate indentures between us and U.S. Bank National Association, as trustee. We have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The debt securities will be unsecured obligations of ONEOK and will be either senior or subordinated debt. Senior debt will be issued under a senior indenture and subordinated debt will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” Each prospectus supplement that we provide when we offer debt securities will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise specified in this prospectus, the term “debt securities” includes senior debt securities and subordinated debt securities and the descriptions of the debt securities describe both the senior debt securities and the subordinated debt securities unless otherwise specified in this prospectus or any prospectus supplement.

We have summarized the material terms and provisions of the Indentures in this section. The summary is not complete. We have filed the forms of each of the Indentures as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable form of Indenture for additional information before you buy any debt securities. Each of the Indentures is qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the applicable Indenture. In this section, “we,” “us” and “our” refer only to ONEOK, Inc. and not to any of our subsidiaries.

Debt securities issued under either Indenture will be issued as part of a series that will be established pursuant to a supplemental indenture or other corporate action designating the specific terms of the series of debt securities. A prospectus supplement will describe these terms and will include, among other things, the following:

•	the title of the debt securities of the particular series and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the total principal amount of those debt securities and the percentage of their principal amount at which we will issue those debt securities;

•	the date or dates on which the principal of those debt securities will be payable;

•	the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on those debt securities will be made, where holders may surrender their debt securities for transfer or exchange and where to serve notices or demands;

•	any provisions for optional redemption or early repayment;

•	any provisions that would obligate us to redeem, purchase or repay those debt securities;

•	any provisions for conversion or exchange of the debt securities;

•	whether payments on the debt securities of the particular series will be payable by reference to any index, formula or other method;

•	any deletions from, changes of or additions to the events of default, covenants or other provisions described in this prospectus;

•	the portion of the principal amount of those debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of all or any portion of those debt securities, any additional conditions or limitations to defeasance of those debt securities or any changes to those conditions or limitations;

•	any provisions granting special rights to holders of the debt securities of the particular series upon the occurrence of events identified in the prospectus supplement;

•	if other than the trustee, the designation of any paying agent or security registrar for those debt securities and the designation of any transfer or other agents or depositories for those debt securities;

•	whether we will issue the debt securities of the particular series in individual certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

•	the denominations in which we will issue the debt securities of the particular series or in which they may be owned, if other than $1,000 or any integral multiple of $1,000; and

•	any other terms or conditions that are consistent with such Indenture, which may include the applicability of or change in the subordination provisions of such Indenture or providing collateral, security, assurance or guarantee for a series of debt securities.

We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These discounted debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Certain Restrictive Covenants Under Our Senior Indenture

Under the senior indenture, we have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding or, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “—Glossary.” Our Restricted Subsidiaries are those that own or lease a Principal Property.

Other than the restrictions on Liens and Sale/Leaseback transactions under the senior indenture described below, the Indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of any debt securities in the event we participate in a highly leveraged transaction. The Indentures and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating.

For these purposes, “debt” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

Limitation on Liens

We agree that we will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any debt secured by any Lien on any Principal Property, or on shares of stock or debt of any Restricted Subsidiary, without making effective provision for the outstanding securities issued under the senior indenture (except as otherwise specified pursuant to an applicable supplemental indenture) to be secured by the Lien equally and ratably with (or prior to) any and all debt and obligations secured or to be secured thereby for so long as such debt is so secured, except that the foregoing restriction will not apply to:

•	Any Lien existing on the date of the first issue of securities under the senior indenture.

•	Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into us or a Restricted Subsidiary, or such Person becomes a Restricted Subsidiary.

•	Any Lien on any Principal Property existing at the time of acquisition of such Principal Property by us or a Restricted Subsidiary, whether or not assumed by us or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property of ours or of any Restricted Subsidiary.

•	Any Lien on any Principal Property (including any improvements on an existing Principal Property) of ours or of any Restricted Subsidiary, and any Lien on the shares of stock of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by us or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of us or any Restricted Subsidiary, other than any theretofore unimproved real property on which the Principal Property is so constructed or developed or the improvement is located.

•	Any Lien on any Principal Property or Restricted Securities to secure debt owing to us or to another Restricted Subsidiary.

•	Any Lien in favor of governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure debt incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien.

•	Any Lien created in connection with a project financed with, and created to secure, non-recourse indebtedness.

•	Carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings.

•	Liens (other than Liens imposed by Employee Retirement Income Security Act of 1974) on the property of ours or any of our Restricted Subsidiaries incurred, or pledges or deposits required, in connection with workmen’s compensation, unemployment insurance and other social security legislation.

•	Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that we have or any Restricted Subsidiary has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate.

•	Any right which any municipal or governmental body or agency may have by virtue of any franchise, license or contract to purchase or designate a purchaser of, or order the sale of, any property of ours upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate our property and business.

•	Any Liens, neither assumed by us or any Restricted Subsidiary or on which we or any Restricted Subsidiary customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by us or any Restricted Subsidiary for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes.

•	Easements or reservations in any property of ours or of any Restricted Subsidiary for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of ours or of any Restricted Subsidiary.

•	Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in above, provided that the debt secured thereby may not exceed the principal amount of debt so secured at the time of such renewal or refunding, and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements thereon, shares of stock or debt that secured the Lien renewed or refunded.

•	Any Lien not permitted above securing debt that, together with the aggregate outstanding principal amount of other secured debt that would otherwise be subject to the foregoing restrictions (excluding debt secured by Liens permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in the third and fourth “bullet points” in “Limitations on Sale and Leaseback Transactions”) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

We agree that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

•	we or a Restricted Subsidiary would be entitled, without securing the outstanding securities under the senior indenture, to incur debt secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction;

•	the Attributable Debt associated therewith would be in an amount permitted under the “basket” described above under “Limitation on Liens”;

•	the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of us or any subsidiary; or

•	within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment) of any outstanding securities issued under the senior indenture or Funded Indebtedness of ours or of a Restricted Subsidiary (other than Funded Indebtedness that is held by us or any Restricted Subsidiary or Funded Indebtedness of ours that is subordinate in right of payment to any outstanding securities issued under the senior indenture).

Glossary

“Attributable Debt” means, as to any particular Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or yield to maturity, in the case of senior debt securities originally sold at a discount) borne by the debt securities then outstanding under the senior indenture, compounded annually.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) that under generally accepted accounting principles, or GAAP, would be included on a consolidated balance sheet of ours and our subsidiaries after deducting therefrom (A) all current liabilities, provided, however, that there will not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same has not been finally determined, (B) appropriate allowance for minority interests in common stocks of subsidiaries and (C) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on the consolidated balance sheet.

“Funded Indebtedness” as applied to any Person, means all debt of that Person maturing after, or renewable or extendable at that Person’s option beyond, 12 months from the date of determination.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing debt; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (1) any acquisition by us or any of our Restricted Subsidiaries of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (2) any conveyance or assignment whereby we or any Restricted Subsidiary convey or assign to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (3) any Lien upon any property or assets either owned or leased by us or any Restricted Subsidiary or in which we or any Restricted Subsidiary own an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets (or property or assets with which it is unitized) the payment to that Person or Persons of our or a Restricted Subsidiary’s proportionate part of such development or operating expenses or (4) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection with the arrangement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries.

“Restricted Securities” means shares of stock or debt of any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary that owns or leases Principal Property.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any Restricted Subsidiary lease any Principal Property that has been or is to be sold or transferred by us to that Person, other than (1) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under GAAP, (2) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property and (4) the ground lease for ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

Consolidation, Merger and Sale of Assets

The Indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, unless we inform you otherwise in the prospectus supplement, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	immediately after giving effect to the transaction, no default or event of default under either of the Indentures would have occurred and be continuing or would result from the transaction;

•	we are the continuing corporation or, if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the Indenture and those debt securities; and

•	we provide the trustee with a certificate and a legal opinion, each stating that the applicable Indenture permits the transaction.

Under the senior indenture, if we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any Restricted Subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the senior debt securities (so long as those senior debt securities are entitled to the protection of the “Limitation on Liens” covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default for a series of debt securities:

•	our failure to pay interest on that series of debt securities for 30 days after it becomes due and payable;

•	our failure to pay principal of or any premium on that series of debt securities when due;

•	our failure to comply with any of our covenants or agreements for that series of debt securities or in the applicable Indenture (other than an agreement or covenant that we have included in such Indenture solely for the benefit of less than all series of debt securities) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure provide written notice to us;

•	the default under any agreement under which we have or any Restricted Subsidiary has at the time outstanding debt in excess of $100,000,000 and, if that debt has not already matured, it has been accelerated and the acceleration is not rescinded within 30 days after we receive notice from the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series so long as, prior to the entry of judgment in favor of the trustee for payment of the debt securities of that series, we do not cure the default, or the default under the agreement has not been waived;

•	various events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of a series of debt securities of any default or event of default (except in any payment on that series of debt securities) if the trustee considers it in the interest of the holders of that series of debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities affected, voting as one class) may require us to pay on an accelerated basis the principal of and all accrued and unpaid interest on those debt securities. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all debt securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

The holders of a majority in principal amount of debt securities of any series have the right to waive past defaults under the applicable Indenture that relate to that series except for a default in the payment on the debt securities or a provision that can only, under the applicable Indenture, be modified or amended if all holders that are affected consent.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee.

The Indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the Indentures.

Modification and Waiver

We may amend or supplement either of the Indentures if the holders of a majority in principal amount of the outstanding debt securities of all series that the amendment or supplement affects (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the principal of the debt security or change its stated maturity;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•	impair the holder’s right to convert or exchange any debt security;

•	reduce the percentage of principal amount of debt securities whose holders must consent to an amendment to or supplement of the applicable Indenture;

•	reduce the percentage of principal amount of debt securities necessary to waive compliance with some of the provisions of the applicable Indenture; or

•	modify provisions relating to amendment or waiver, except to increase percentages or to provide that other provisions of the applicable Indenture cannot be amended or waived without the consent of each holder affected.

We may amend or supplement either of the Indentures or waive any provision of such Indenture without the consent of any holders of debt securities in various circumstances, including:

•	to provide for the assumption of our obligations under the applicable Indenture and the debt securities by a successor;

•	to add covenants that would benefit the holders of any debt securities or to surrender any of our rights or powers;

•	to provide for the issuance of additional securities, including debt securities of a particular series, under the applicable Indenture;

•	to add events of default;

•	to provide any security for or guarantees of any series of debt securities;

•	to provide for the form or terms of any series of debt securities;

•	to appoint a successor trustee or to provide for the administration of the trusts under the applicable Indenture by more than one trustee;

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the interests of the holders of outstanding debt securities of any series;

•	to make any change to the extent necessary to permit or facilitate defeasance or discharge of any series of debt securities that does not adversely affect the interests of the holders of outstanding debt securities of any series; or

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to permit the qualification of the applicable Indenture under the Trust Indenture Act;

•	to change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	to add to, change or eliminate any of the provisions of the applicable Indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination not otherwise permitted shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any such debt security with respect to such provision or shall become effective only when there is no such debt security outstanding; or

•	to make any change that does not affect the rights of any holder.

The holders of a majority in principal amount of the outstanding debt securities under either Indenture may waive our obligations to comply with various covenants, including those relating to:

•	our obligation to secure the debt securities in the event of mergers, consolidations and sales of assets;

•	corporate existence;

•	with respect to the senior debt securities, the restrictions on Liens and Sale/Leaseback Transactions; and

•	defeasance.

When we use the term defeasance, we mean discharge from some or all of our obligations under either Indenture. If we deposit with the trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	“legal defeasance,” which means that we will be discharged from our obligations with respect to the debt securities of that series; or

•	“covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the applicable Indenture and any other restrictive covenants that apply to that series of the debt securities, and the related events of default will no longer apply to us.

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable Indenture, to provide temporary debt securities, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities or to maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Subordination Provisions for Subordinated Debt Securities

Any subordinated debt securities issued under the subordinated indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness. The following provisions will apply to the subordinated debt securities unless otherwise specified in the prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated debt securities, if any, the payment of principal, any premium and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

•	we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•	the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage upon notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

“Senior Indebtedness” is defined in the subordinated indenture to mean, with respect to us,

(i)	the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)	all our capital lease, purchase money and similar obligations;

(iii)	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)	all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, or any obligation under options or any similar credit or other transaction;

(v)	all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)	all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)	all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii)	all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

(ix)	all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above;

whether incurred on or prior to the date of the subordinated indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) debt securities issued pursuant to the subordinated indenture and guarantees in respect of such debt securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the subordinated indenture), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to debt securities issued pursuant to the subordinated indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Additional Junior Indebtedness” is defined in the subordinated indenture to mean, without duplication and other than the subordinated debt securities, any indebtedness, liabilities, guarantees or obligations of ours or any of our subsidiaries, under debt securities (or guarantees in respect of debt securities or preferred securities) initially issued after the date of the subordinated indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Satisfaction and Discharge

The Indentures will cease to be of further effect and will be deemed to have been satisfied and discharged with respect to a particular series of debt securities, when the following conditions have been satisfied:

•	all debt securities of that series have been delivered to the trustee for cancellation, or all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year, and we:

•	irrevocably deposit with the trustee, in trust, funds sufficient to pay and discharge the entire indebtedness on the senior debt securities of that series that had not been previously delivered for cancellation, for principal (and premium, if any) and interest, if any, to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the applicable Indenture or have made arrangements for any such payments satisfactory to the payee; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Governing Law

New York law governs the Indentures and the debt securities.

Trustee

The Indentures contain limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize payment on property received for those claims, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Holders may exchange debt securities of any series for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:

•	during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, for global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we will designate the trustee as our paying agent for payments on debt securities issued under the Indentures. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money they are holding for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue a total of 700,000,000 shares of all classes of capital stock. Of those authorized shares, 600,000,000 are shares of common stock, 208,760,251 shares of which were outstanding as of April 29, 2015, and 100,000,000 are shares of preferred stock. Of the authorized preferred stock, there are 20,000,000 shares designated as Convertible Preferred Stock, Series A, 30,000,000 shares designated as Convertible Preferred Stock, Series B, and 1,000,000 shares designated as Series C Participating Preferred Stock, none of which was outstanding on April 29, 2015.

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and bylaws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of April 29, 2015, there were 14,662 holders of record. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Subject to any preferential rights of any prior ranking class or series of capital stock, including the preferred stock, holders of our common stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our common stock until we pay dividends on any shares of preferred stock then outstanding with dividend or distribution rights senior to our common stock.

Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director.

Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws.

Holders of our common stock will have no conversion, sinking fund or redemption rights.

Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our bylaws may discriminate against holders of a substantial amount of the shares of our common stock. See “—Oklahoma Law” and “—Certificate of Incorporation and Bylaws.” Similarly, some provisions of our certificate of incorporation and our bylaws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class.

Our board has authorized series designated as Convertible Preferred Stock, Series A and Convertible Preferred Stock, Series B. Our board has also authorized a series designated as Series C Participating Preferred Stock, which relates to our Second Amended and Restated Rights Agreement. No shares of Series C Participating Preferred Stock were issued, and the Second Amended and Restated Rights Agreement expired February 4, 2013, and was not renewed.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. The issuance of our preferred stock is also subject to our certificate of incorporation.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

•	prior to the date that person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination was approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, transfer, pledge or other disposition involving an interested shareholder of 10% or more of the assets of the corporation;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of the description above and Section 1090.3, the term “corporation” also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Provisions

Our certificate of incorporation provides that we are not subject to the control share provisions of the Oklahoma General Corporation Act. With exceptions, these provisions prevent holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the control share provisions of the Oklahoma General Corporation Act in the future, this provision may delay the time it takes anyone to gain control of us.

Certificate of Incorporation and Bylaws

Exculpation

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•	the director or officer has breached his or her duty of loyalty to ONEOK or its shareholders;

•	the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•	the director or officer derived an improper personal benefit from the transaction.

Indemnification

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•	is or was our director, officer, employee or agent; or

•	while our director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act are, in the opinion of the SEC, against public policy as expressed in the Securities Act and are unenforceable.

Shareholder Action; Special Meeting of Shareholders

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our bylaws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Advance Notice Requirements for Shareholder Proposals

At any meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought:

•	pursuant to our notice of meeting;

•	by or at the discretion of our board of directors; or

•	by any of our shareholders of record at the time the notice is given, who are entitled to vote at the meeting and who comply with the notice procedures set forth in our bylaws as summarized below.

For business to be properly brought before a meeting by a shareholder pursuant to the immediately preceding clause, the shareholder must have given timely notice in writing to our secretary. To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date our proxy statement is released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. To be timely as to a special meeting of shareholders, a shareholder notice must be received not later than the call of the meeting as provided in our bylaws. The shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of and the reasons for proposing the matter at the meeting;

•	with respect to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

•	the name and address of such person;

•	the class or series and number of shares of ONEOK which are owned beneficially and of record by such person and any affiliates or associates of such person;

•	the name of each nominee holder of shares of all stock of ONEOK owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of ONEOK held by each such nominee holder;

•	whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of ONEOK; and

•	whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of ONEOK) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of ONEOK;

•	a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

•	any material interest of the shareholder of record, the beneficial owner, if any, on whose behalf the proposal is made, or any affiliate or associate of any of the foregoing, in the proposal;

•	a description of all agreements, arrangements and understandings between the shareholder, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, and any other person or persons (including their names) in connection with the proposal of the business by the shareholder; and

•	all other information that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•	a majority vote of all of the independent directors; or

•	the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

In addition, our certificate of incorporation provides that our bylaws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things,

•	the number of directors and the manner of electing those directors, including the election of directors to newly created directorships;

•	provisions relating to changes in the bylaws;

•	a director’s personal liability to us or our shareholders;

•	shareholder ratification of various contracts, transactions and acts; and

•	voting requirements for approval of business combinations.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of the board at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock and our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is Wells Fargo Shareholder Services, a division of Wells Fargo Bank, N.A.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE CONTRACT UNITS

We may issue stock purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each stock purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such stock purchase contracts. Stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the prepaid stock purchase contracts will be issued under one of the Indentures. The stock purchase contracts may be issued separately or as part of a stock purchase contract unit that consists of (a) a stock purchase contract and (b) senior or subordinated debt securities, or preferred stock, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contract units, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any stock purchase contracts or stock purchase contract units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the stock purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such stock purchase contracts or stock purchase contract units and (c) if applicable, the prepaid stock purchase contracts and the documents pursuant to which such prepaid stock purchase contracts will be issued. Some of the material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights (to be set forth in the applicable prospectus supplement) include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best-efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriter(s) will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be customers of ONEOK and its affiliates in the ordinary course of business.

Other than our common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by GableGotwals, Tulsa, Oklahoma, except that Andrews Kurth LLP, Houston, Texas, will pass upon such matters to the extent governed by New York law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ONEOK, Inc. for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$	*
Legal fees and expenses		**
Printing and engraving		**
Accounting fees and expenses		**
Trustee fees and expenses		**
Rating agencies fees		**
Blue sky fees and expenses		**
Miscellaneous		**

	$	**

*	Deferred in accordance with Rule 456(b) of the Securities Act, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act, as amended.
**	The amount of these expenses is not presently known.

Item 15. Indemnification of Directors and Officers.

ONEOK, Inc., as an Oklahoma corporation (“ONEOK”), is empowered by Section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal or administrative) in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of ONEOK or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ONEOK, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of ONEOK, Section 1031 prohibits indemnification if such person is adjudged to be liable to ONEOK, unless such indemnification is allowed by a court of competent jurisdiction. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise.

The certificate of incorporation of ONEOK provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Article VIII of ONEOK’s bylaws provides that directors and officers of ONEOK shall be indemnified by ONEOK to the fullest extent permitted by the Oklahoma General Corporation Act, including the advance of related expenses. Pursuant to Article VIII of the bylaws of ONEOK, upon authorization and determination (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders, ONEOK is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee or agent of ONEOK, or is or was serving at the request of ONEOK as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or as a member of any committee or similar body, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ONEOK, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, in an action, suit or proceeding by or in the right of ONEOK, no indemnification will be made if such person shall be adjudged to be liable to ONEOK, unless such indemnification is allowed by a court of competent jurisdiction.

ONEOK has entered into indemnification agreements with its directors and officers. These indemnification agreements provide that ONEOK is obligated to indemnify the specified director or officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or officer, ONEOK is obligated to advance expenses for defense of a claim made against the director or officer. The obligation of ONEOK to indemnify the director or officer is subject to applicable law and the determination by a “reviewing party” selected by the board of directors that the director or officer is entitled to indemnification. In addition, the agreements obligate ONEOK to indemnify the specified officer or director to the extent of ONEOK’s recoveries under insurance policies regardless of whether the director or officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

ONEOK provides liability insurance for its directors and officers which provides for coverage against loss from claims made against officers and directors in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

It is recognized that the above-summarized provisions of ONEOK’s bylaws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors and controlling persons of ONEOK against liabilities arising under such act.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of ONEOK, Inc. dated May 15, 2008, as amended (incorporated by reference from Exhibit 3.1 to ONEOK, Inc.’s Quarterly Report on Form 10-Q filed August 1, 2012).

4.2	Amended and Restated Bylaws of ONEOK, Inc. (incorporated by reference from Exhibit 3.1 to ONEOK, Inc.’s Current Report on Form 8-K filed February 21, 2014).

4.3	Certificate of Correction form dated November 5, 2008 (incorporated by reference from Exhibit 4.2 to ONEOK, Inc.’s Registration Statement on Form S-3 filed November 21, 2008).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to ONEOK, Inc.’s Registration Statement on Form 8-A filed on November 21, 1997).

4.5	Indenture dated as of January 26, 2012, among ONEOK, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to ONEOK, Inc.’s Current Report on Form 8-K filed January 26, 2012).

Exhibit Number	Description

4.6	First Supplemental Indenture, dated as of January 26, 2012, among ONEOK, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to ONEOK, Inc.’s Current Report on Form 8-K filed January 26, 2012).

4.7**	Form of Subordinated Indenture.

4.8*	Form of Senior Debt Security.

4.9*	Form of Subordinated Debt Security.

4.10*	Form of Certificate of Designation.

4.11*	Form of Stock Purchase Contract Agreement.

4.12*	Form of Stock Purchase Contract Unit Certificate.

4.13*	Form of Warrant Agreement.

4.14*	Form of Warrant Certificate.

4.15*	Form of Depositary Agreement.

4.16*	Form of Depositary Receipt.

5.1**	Opinion of Andrews Kurth LLP.

5.2**	Opinion of GableGotwals.

12.1	Computation of ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 (incorporated by reference to Exhibit 12 to ONEOK, Inc.’s Annual Report on Form 10-K filed February 25, 2015).

23.1†	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

23.3**	Consent of GableGotwals (contained in Exhibit 5.2).

24.1**	Powers of Attorney (included on the signature page).

25.1**	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture.

25.2**	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
**	Previously filed.
†	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 1st day of May, 2015.

ONEOK, INC.

By:	*
Derek S. Reiners
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 1st day of May, 2015.

Signature	Title

*	Chairman of the Board
John W. Gibson

*	President, Chief Executive Officer and Director
Terry K. Spencer

*	Senior Vice President, Chief Financial Officer and Treasurer
Derek S. Reiners

*	Vice President and Chief Accounting Officer
Sheppard F. Miers III

*	Director
James C. Day

*	Director
Julie H. Edwards

*	Director
William L. Ford

*	Director
Bert H. Mackie

*	Director
Steven J. Malcolm

*	Director
Jim W. Mogg

Signature	Title

*	Director
Pattye L. Moore

*	Director
Gary D. Parker

*	Director
Eduardo A. Rodriguez

*By:	/s/ Eric Grimshaw
Eric Grimshaw Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of ONEOK, Inc. dated May 15, 2008, as amended (incorporated by reference from Exhibit 3.1 to ONEOK, Inc.’s Quarterly Report on Form 10-Q filed August 1, 2012).

4.2	Amended and Restated Bylaws of ONEOK, Inc. (incorporated by reference from Exhibit 3.1 to ONEOK, Inc.’s Current Report on Form 8-K filed February 21, 2014).

4.3	Certificate of Correction form dated November 5, 2008 (incorporated by reference from Exhibit 4.2 to ONEOK, Inc.’s Registration Statement on Form S-3 filed November 21, 2008).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to ONEOK, Inc.’s Registration Statement on Form 8-A filed on November 21, 1997).

4.5	Indenture dated as of January 26, 2012, among ONEOK, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to ONEOK, Inc.’s Current Report on Form 8-K filed January 26, 2012).

4.6	First Supplemental Indenture, dated as of January 26, 2012, among ONEOK, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to ONEOK, Inc.’s Current Report on Form 8-K filed January 26, 2012).

4.7**	Form of Subordinated Indenture.

4.8*	Form of Senior Debt Security.

4.9*	Form of Subordinated Debt Security.

4.10*	Form of Certificate of Designation.

4.11*	Form of Stock Purchase Contract Agreement.

4.12*	Form of Stock Purchase Contract Unit Certificate.

4.13*	Form of Warrant Agreement.

4.14*	Form of Warrant Certificate.

4.15*	Form of Depositary Agreement.

4.16*	Form of Depositary Receipt.

5.1**	Opinion of Andrews Kurth LLP.

5.2**	Opinion of GableGotwals.

12.1	Computation of ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 (incorporated by reference to Exhibit 12 to ONEOK, Inc.’s Annual Report on Form 10-K filed February 25, 2015).

23.1†	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

23.3**	Consent of GableGotwals (contained in Exhibit 5.2).

24.1**	Powers of Attorney (included on the signature page).

25.1**	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture.

25.2**	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
**	Previously filed.
†	Filed herewith.